Ambac Assurance Corporation One State Street Plaza, 15th Floor New York, New York 10004 Telephone: (212) 668-0340

Ambac

Certificate Guaranty Insurance Policy

Insured Obligations: Irwin Whole Loan Home Equity Trust 2003-B Home Equity Loan-Backed Notes, Series 2003-B, Class IA, Class IIA-1, Class IIA-2 and Class A-IO	Policy Number AB0650BE
Premium: As specified in the endorsement attached hereto.

Ambac Assurance Corporation (Ambac), a Wisconsin stock insurance corporation, in consideration of the payment of the premium and subject to the terms of this Policy, hereby agrees unconditionally and irrevocably to pay to the Trustee for the benefit of the Holders of the Insured Obligations, that portion of the Insured Amounts which shall become Due for Payment but shall be unpaid by reason of Nonpayment.

Ambac will make such payments to the Trustee from its own funds on the later of (a) one (1) Business Day following notification to Ambac of Nonpayment or (b) the Business Day on which the Insured Amounts are Due for Payment. Such payments of principal or interest shall be made only upon presentation of an instrument of assignment in form and substance satisfactory to Ambac, transferring to Ambac all rights under such Insured Obligations to receive the principal of and interest on the Insured Obligation. Ambac shall be subrogated to all the Holders' rights to payment on the Insured Obligations to the extent of the insurance disbursements so made. Once payments of the Insured Amounts have been made to the Trustee, Ambac shall have no further obligation hereunder in respect of such Insured Amounts.

In the event the Trustee for the Insured Obligations has notice that any payment of principal or interest on an Insured Obligation which has become Due for Payment and which is made to a Holder by or on behalf of the Trustee has been deemed a preferential transfer and theretofore recovered from its Holder pursuant to the United States Bankruptcy Code in accordance with a final, nonappealable order of a court of competent jurisdiction, such Holder will be entitled to payment from Ambac to the extent of such recovery if sufficient funds are not otherwise available.

This Policy is noncancelable byAmbac for any reason, including failure to receive payment of any premium due hereunder. The premium on this Policy is not refundable for any reason. This Policy does not insure against loss of any prepayment or other acceleration payment which at any time may become due in respect of any Insured Obligation, other than at the sole option of Ambac, nor against any risk other than Nonpayment, including failure of the Trustee to make any payment due Holders of Insured Amounts.

To the fullest extent permitted by applicable law, Ambac hereby waives and agrees not to assert any and all rights and defenses, to the extent such rights and defenses may be available to Ambac, to avoid payment of its obligations under this Policy in accordance with the express provisions hereof.

Any capitalized terms not defined herein shall have the meaning given such terms in the endorsement attached hereto or in the Agreement.

In witness whereof, Ambac has caused this Policy to be affixed with its corporate seal and to be signed by its duly authorized officers in facsimile to become effective as their original signatures and binding upon Ambac by virtue of the countersignature of its duly authorized representative.

President Effective Date: March 11, 2003	Secretary Authorized Representative

FINANCIAL GUARANTY INSURANCE POLICY ENDORSEMENT

Attached to and forming part of Financial Guaranty Insurance Policy # AB0650BE issued to:	Effective Date of Endorsement: March 11, 2003

Wells Fargo Bank Minnesota, National Association
as Indenture Trustee for the Holders of
Irwin Whole Loan Home Equity Trust Series 2003-B,
Home Equity Loan-Backed Notes, Series 2003-B

          For all purposes of this Policy, the following terms shall have the following meanings:

           "Agreements" shall mean, for purposes of the Policy, the Indenture and the Servicing Agreement.

          "Business Day" " means any day other than (a) a Saturday or a Sunday (b) a day on which the Note Insurer is closed or (c) a day on which banking institutions in New York City or in the city in which the corporate trust office of the Indenture Trustee is located are authorized or obligated by law or executive order to close.

          "Class A-IO Notes" means the Class A-IO Notes, substantially in the form set forth in Exhibit A-2 to the Indenture.

          "Class IA Notes" means the Class IA Notes, substantially in the form set forth in Exhibit A-1 to the Indenture.

          "Class IIA-1 Notes" means the Class IIA-I Notes, substantially it the form set forth in Exhibit A- I to the Indenture.

          "Class IIA-2 Notes" means the Class IIA-2 Notes, substantially in the form set forth in Exhibit A-1 to the Indenture.

          "Deficiency Amount" means (a) with respect to the Notes and any Payment Date, the amount by which the aggregate amount of accrued interest on the Notes (excluding any Interest Carry-Forward Amounts and Relief Act Shortfalls for such Payment Date and any shortfalls for such Payment Date caused by partial or full prepayments of the Mortgage Loans) at the applicable Note Rate on such Payment Date exceeds the amount on deposit in the Trustee Collection Account available to make the interest distributions on the Notes set forth in Section 3.05(a)(ii)(A) of the Indenture on such Payment Date and (b)(i) with respect to any Payment Date that is not the Final Payment Date, any Subordination Deficit Amount for such Payment Date, or (ii) on the Final Payment Date, the aggregate outstanding Note Balance of the Notes as of such Payment Date to the extent otherwise not paid on such date.

          "Due for Payment" shall mean, (i) with respect to an Insured Amount, the Payment Date on which Insured Amounts are due and payable pursuant to the terms of the Indenture and (ii) with respect to a Preference Amount, the Business Day on which the documentation required by the Note Insurer has been received by the Note Insurer.

          "Final Payment Date" means (i) November 25, 2032 in the case of the Class IA Notes, the Class IIA-1 Notes, the Class IIA-2 Notes and the VFN Notes and (ii) September 25, 2005 in the case of the Class A-IO Notes.

          "First Payment Date" shall mean April 25, 2003.

          "Holder" shall mean the registered owner or beneficial owner of any Note, but shall not include the Issuer, the Indenture Trustee, the Owner Trustee, the Master Servicer, the Depositor or the Subservicer.

          "Indenture" shall mean the Indenture, dated as of February 28, 2003, between the Issuer and the Indenture Trustee, as such agreement may be amended, modified or supplemented from time to time as set forth in the Indenture.

          "Indenture Trustee" shall mean Wells Fargo Bank Minnesota, National Association, in its capacity as Indenture Trustee under the Indenture, or if any successor Indenture Trustee or any co-trustee shall be appointed as provided therein, then "Indenture Trustee" shall also mean such successor trustee or such co-trustee, as the case may be, subject to the provisions thereof.

          "Insurance Agreement" shall mean the Insurance and Indemnity Agreement, dated as of March 11, 2003 by and among the Note Insurer, Irwin Union Bank and Trust Company, as Originator and Master Servicer, Bear Stearns Asset Backed Securities, Inc., as Depositor, the Issuer and the Indenture Trustee, as such agreement may be amended, modified or supplemented from time to time.

          "Insured Amounts" means, with respect to any Payment Date and the Notes, the Deficiency Amount for such Payment Date.

          "Insured Payments" means, the aggregate amount actually paid by the Note Insurer to the Indenture Trustee in respect of (i) Insured Amounts for a Payment Date and (ii) Preference Amounts for any given Business Day.

           "Issuer" means Irwin Whole Loan Home Equity Trust 2003-B.

          "Late Payment Rate" shall mean for any Payment Date, the lesser of (a) the greater of (i) the rate of interest, as it is publicly announced by Citibank, N.A. at its principal office in New York, New York as its prime or base lending rate (any change in such rate of interest to be effective on the date such change is announced by Citibank, N.A.) plus 2% per annum and (ii) the then applicable highest rate of interest on the Notes, and (b) the maximum rate permissible under applicable usury or similar laws limiting interest rates. The Late Payment Rate shall be computed on the basis of the actual number of days elapsed over a year of 360 days.

          "Nonpayment" shall mean, with respect to any Payment Date, an Insured Amount is Due for Payment but has not been paid pursuant to the Indenture.

          "Note Insurer" means Ambac Assurance Corporation, a Wisconsin-domiciled stock insurance corporation, or any successor thereto, as issuer of the Policy.

          "Notes" means the Class IA Notes, the Class IIA-1 Notes, the Class IIA-2 Notes, the Class A-IO Notes and the VFN Notes.

          "Notice" shall mean the telephonic or telegraphic notice, promptly confirmed in writing by telecopy substantially in the form of Exhibit A to this Policy, the original of which is subsequently delivered by registered or certified mail, from the Indenture Trustee specifying the Insured Amount which shall be due and owing on the applicable Payment Date.

          "Payment Date" shall mean the 25th calendar day of each month or, if such day is not a Business Day, the immediately succeeding Business Day, beginning on the First Payment Date.

          "Policy" shall mean this Financial Guaranty Insurance Policy together with each and every endorsement hereto.

          "Preference Amount" means any payment of principal or interest on a Note, which has become Due for Payment and which is made to an owner of a Note by or on behalf of the Indenture Trustee which has been deemed a preferential transfer and was previously recovered from its owner pursuant to the United States Bankruptcy Code in accordance with a final, nonappealable order a court of competent jurisdiction.

          "Premium" shall mean the amount payable to the Note Insurer on each Payment Date calculated at the Premium Percentage.

           "Premium Percentage" shall have the meaning set forth in the Insurance Agreement.

          "Reimbursement Amount" shall mean, as to any Payment Date, the sum of (x) (i) all Insured Payments paid by the Note Insurer, but for which the Note Insurer has not been reimbursed prior to such Payment Date pursuant to Section 3.05(a) of the Indenture or 5.04(b) of the Indenture, plus (ii) interest accrued on such Insured Payments not previously repaid calculated at the Late Payment Rate from the date the Indenture Trustee received the related Insured Payments or the date such Insured Payments were made, and (y) without duplication (i) any amounts then due and owing to the Note Insurer under the Insurance Agreement, as certified to the Indenture Trustee by the Note Insurer plus (ii) interest on such amounts at the Late Payment Rate.

          "Relief Act Shortfalls" means current interest shortfalls resulting from the application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or any similar state law.

          "Servicing Agreement" shall mean the Sale and Servicing Agreement, dated as of February 28, 2003 by and among the Issuer, the Master Servicer, the Depositor and the Indenture Trustee, as such agreement may be amended, modified or supplemented from time to time.

          "VFN Notes" means the Variable Funding Notes (whose Variable Funding Balance on any date shall not to exceed 1.0% of the then current aggregate principal balance of the Mortgage Loans), substantially in the form set forth in Exhibit A-3a to the Indenture.

           Capitalized terms used herein as defined terms and not otherwise defined herein shall have the meaning assigned to them in the Insurance Agreement and the Agreements, without regard to any amendment or modification thereof, unless such amendment or modification has been approved in writing by the Note Insurer.

           Notwithstanding any other provision of the Policy, the Note Insurer will pay any Insured Amount payable hereunder no later than 12:00 noon, New York City time, on the later of (i) the Payment Date on which the related Insured Amount is Due for Payment and (ii) the second Business Day following receipt in New York, New York on a Business Day by the Note Insurer of a Notice at the address and in the manner provided in Section 6.02 of the Insurance Agreement; provided that, if such Notice is received after 12:00 noon, New York City time, on such Business Day, it shall be deemed to be received on the following Business Day. If any such Notice is not in proper form or is otherwise insufficient for the purpose of making a claim under the Policy, it shall be deemed not to have been received for purposes of this paragraph, and the Note Insurer shall promptly so advise the Indenture Trustee and the Indenture Trustee may submit an amended or corrected Notice.

          As provided in the third paragraph of the Policy, the Note Insurer shall pay any Preference Amount when due to be paid pursuant to the Order referred to below, but in any event no earlier than the third Business Day following receipt by the Note Insurer of (i) a certified copy of a final, non-appealable order of a court or other body exercising jurisdiction in such insolvency proceeding to the effect that the Indenture Trustee, or Holder, as applicable, is required to return such Preference Amount paid during the term of this Policy because such payments were avoided as a preferential transfer or otherwise rescinded or required to be restored by the Indenture Trustee or Holder (the "Order"), (ii) a certificate by or on behalf of the Indenture Trustee or Holder that the Order has been entered and is not subject to any stay, (iii) an assignment, in form and substance satisfactory to the Note Insurer, duly executed and delivered by the Indenture Trustee or Holder, irrevocably assigning to the Note Insurer all rights and claims of the Indenture Trustee or Holder relating to or arising under the Indenture against the estate of the Indenture Trustee or otherwise with respect to such Preference Amount and (iv) a Notice (in the form attached hereto as Exhibit A) appropriately completed and executed by the Indenture Trustee; provided, that if such documents are received after 12:00 noon, New York City time, on such Business Day, they will be deemed to be received on the following Business Day; provided, further, that the Note Insurer shall not be obligated to make any payment in respect of any Preference Amount representing a payment of principal on the Notes prior to the time the Note Insurer would have been required to make a payment in respect of such principal pursuant to the first paragraph of the Policy. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, and not to the Holder directly, unless the Holder has made a payment of the Preference Amount to the court or such receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case the Note Insurer will pay the Holder, subject to the delivery of (a) the items referred to in clauses (i), (ii), (iii) and (iv) above to the Note Insurer and (b) evidence satisfactory to the Note Insurer that payment has been made to such court or receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order.

          The Note Insurer shall be subrogated to the rights of each Holder to the extent of any payment by the Note Insurer under the Policy.

          The Note Insurer hereby agrees that if it shall be subrogated to the rights of Holders by virtue of any payment under this Policy, no recovery of such payment will occur unless the full amount of the Holders' allocable distributions for such Payment Date can be made. In so doing, the Note Insurer does not waive its rights to seek full payment of all Reimbursement Amounts owed to it under the Insurance Agreement and the Agreements.

          This Policy does not cover Interest Carry-Forward Amounts, Relief Act Shortfalls or interest shortfalls due to the partial or full prepayment of the Mortgage Loans, nor does the Policy guarantee to the Holders of the Notes any particular rate of principal payment. In addition, the Policy does not cover shortfalls, if any, attributable to the liability of the Issuer or the Indenture Trustee for withholding taxes, if any, (including interest and penalties in respect of any liability for withholding taxes) or any risk other than Nonpayment, including the failure of the Indenture Trustee to make any payment required under the Agreements to the Holders of the Notes.

          The terms and provisions of the Indenture constitute the instrument of assignment referred to in the second paragraph of the face of this Policy.

          A premium will be payable on this Policy on each Payment Date as provided in Sections 3.05(a)(i) of the Indenture and 5.04(b)(i) of the Indenture (as applicable), beginning with the First Payment Date, in an amount equal to the Premium.

           THE INSURANCE PROVIDED BY THE POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

          The Policy to which this endorsement is attached and of which it forms a part is hereby amended to provide that there shall be no acceleration payment due under the Policy unless such acceleration is at the sole option of the Note Insurer.

           Nothing herein contained shall be held to vary, alter, waive or extend any of the terms, conditions, provisions, agreements or limitations of the above mentioned Policy other than as above stated.

          To the extent the provisions of this endorsement conflict with the provisions in the abovementioned Policy, the provisions of this endorsement shall govern.

          This Policy and the obligations of the Note Insurer hereunder shall terminate without any action on the part of the Note Insurer or any other person on the date that is one year and one day following the earlier to occur of (i) the date on which all amounts required to be paid on the Notes have been paid in full and (ii) the Final Payment Date for the Notes. Upon the termination of this Policy, the Indenture Trustee shall forthwith deliver the original of this Policy to the Note Insurer.

          No person other than the Indenture Trustee shall be entitled to present the Notice.

          No waiver of any rights or powers of the Note Insurer, the Holders or the Indenture Trustee or consent by any of them shall be valid unless signed by an authorized officer or agent thereof.

          This Policy is issued under and pursuant to, and shall be construed in accordance with, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

          IN WITNESS WHEREOF, Ambac Assurance Corporation has caused this endorsement to the Policy to be signed by its duly authorized officers.

_______________________ Assistant Secretary	_______________________ Managing Director

EXHIBIT A
TO THE FINANCIAL GUARANTY INSURANCE POLICY
Policy No. AB0650BE

NOTICE OF NONPAYMENT AND DEMAND
FOR PAYMENT OF INSURED AMOUNTS
Date: [     ]

Ambac Assurance Corporation
One State Street Plaza
New York, New York 10004
Attention: General Counsel

           Reference is made to Certificate Guaranty Insurance Policy No. AB0650BE (the "Policy") issued by Ambac Assurance Corporation ("Ambac"). Terms capitalized herein and not otherwise defined shall have the meanings specified in the Policy and the Indenture, dated as of February 28, 2003, between Irwin Whole Loan Home Equity Trust Series 2003-B, as the Issuer and Wells Fargo Bank Minnesota, National Association, as the Indenture Trustee, as the case may be, unless the context otherwise requires.

          The Indenture Trustee hereby certifies as follows:

1.	The Indenture Trustee is the Indenture Trustee under the Indenture for the Holders.

2.	The relevant Payment Date is [date].

3.	Payment on the [Class IA Notes] [Class IIA-1 Notes] [Class IIA-2 Notes] [Class A-IO Notes] [VFN Notes] in respect of the Payment Date is due to be received on __________________ under the Indenture, in an amount equal to $_________.

4.	[There is an Insured Amount of $________________ in respect of the [Class IA Notes] [Class IIA-1 Notes] [Class IIA-2 Notes] [Class A-IO Notes] [VFN Notes], which amount is Due for Payment pursuant to the terms of the Indenture.]

[There is a Preference Amount of $_____________ in respect of the [Class IA Notes] [Class IIA-1 Notes] [Class IIA-2 Notes] [Class A-IO Notes] [VFN Notes], which amount is Due for Payment.]

5.	The Indenture Trustee has not heretofore made a demand for the Insured Amount in respect of the Payment Date.

6.	The Indenture Trustee hereby requests the payment of the Insured Amount that is Due for Payment be made by Ambac Assurance Corporation under the Policy and directs that payment under the Policy be made to the following account by bank wire transfer of federal or other immediately available funds in accordance with the terms of the Policy to: _________________ (Indenture Trustee's account number).

7.	The Indenture Trustee hereby agrees that, following receipt of the Insured Amount from Ambac Assurance Corporation, it shall (a) hold such amounts in trust and apply the same directly to the distribution of payment on the [Class IA Notes] [Class IIA-1 Notes] [Class IIA-2 Notes] [Class A-IO Notes] [VFN Notes] when due; (b) not apply such funds for any other purpose; (c) deposit such funds to the Trustee Collection Account and not commingle such funds with other funds held by Indenture Trustee; and (d) maintain an accurate record of such payments with respect to each certificate and the corresponding claim on the Policy and proceeds thereof.

           A PERSON WHO FILES A CLAIM WITH INTENT TO DEFRAUD OR HELPS COMMIT A FRAUD AGAINST AN INSURER IS GUILTY OF A CRIME.

WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, as Indenture Trustee By: _____________________ Title: __________________